UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
September 13, 2006 (September 8, 2006)

ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000

(Registrant’s telephone number, including area code)
N.A.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02. Termination of a Material Definitive Agreement.
     In connection with Anadarko Petroleum Corporation’s (the “Company”) previously announced decision to sell the liquefied natural gas (“LNG”) facility in Nova Scotia, called Bear Head (the “Bear Head LNG Facility”), the Company determined that certain transportation agreements previously entered into with Maritimes & Northeast Pipeline, L.L.C. and Maritimes & Northeast Pipeline Limited Partnership (collectively, “Maritimes”) are no longer necessary.
     Following discussions with Maritimes, on September 8, 2006, two wholly owned subsidiaries of the Company), Anadarko LNG Marketing LLC and Anadarko Canada LNG Marketing Company, received a notice of termination from Maritimes of the agreements related to the delivery services that were to be provided by Maritimes from the Bear Head LNG Facility to prospective markets in eastern Canada and northeastern United States, under the Precedent Agreement (U.S.), Precedent Agreement (Canada), Service Agreement (U.S.), Service Agreement (Canada), Negotiated Rate Agreement (U.S.) and Base Rate Agreement (U.S.).
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
No.	Document
10.1	Notice of Termination between Maritimes & Northeast Pipeline Limited Partnership and Anadarko Canada LNG Marketing Corp. dated September 8, 2006.

10.2	Notice of Termination between Maritimes & Northeast Pipeline, L.L.C. and Anadarko LNG Marketing LLC dated September 8, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)
Dated: September 13, 2006	By:	/s/ Bruce W. Busmire
Bruce W. Busmire, Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Document
10.1	Notice of Termination between Maritimes & Northeast Pipeline Limited Partnership and Anadarko Canada LNG Marketing Corp. dated September 8, 2006.

10.2	Notice of Termination between Maritimes & Northeast Pipeline, L.L.C. and Anadarko LNG Marketing LLC dated September 8, 2006.